Exhibit 10.4

NEW YORK BRANCH

PHONE: (212) 697-1717	245 PARK AVENUE
TELEX: 6720068	29TH FLOOR
FAX: (212) 697-5754	NEW YORK, N.Y. 10167
Acceptance of Extension
April 17, 2007
To : The Talbots, Inc.
Re : Revolving Credit Agreement dated as of January 25, 1994 ; First Amendment, dated as of November 21, 1995; Second Amendment, dated as of April 18, 1996; Third Amendment, dated as of April 17, 1998; and Fourth Amendment Agreement, dated as of April 16, 1999, between The Talbots, Inc. as borrower, and The Norinchukin Bank (the “Agreement”)
Dear Sirs :
Pursuant to Section 14 (j)(ii) of the Agreement, we hereby irrevocably accept your one year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period would expire on April 17, 2009.
Very truly yours,
The Norinchukin Bank,
New York Branch

By:	/s/ KAORU YAMADA

Kaoru Yamada Joint General Manager